SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                                 FORM 8-K
                              CURRENT REPORT

     Pursuant to Section 13 OR 15(D) of the Securities Exchange Act of 1934:

     Date of Report (Date of earliest event reported):

                            APRIL 05, 2002

                             CAGLE'S, INC.
          (Exact name of registrant as specified in its charter)

      GEORGIA                     1-7138                   58-0625713
(State of Incorporation)   (Commission File Number)   (IRS Employer ID No.)

2000 Hills Avenue, N.W., Atlanta, Ga.          30318
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code: (404) 355-2820





Item 1.  CHANGES IN CONTROL OF REGISTRANT.

         N/A

Item 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         N/A

Item. 3. BANKRUPTCY OR RECEIVERSHIP.

         N/A

Item 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On April 5, 2002, Cagle's, Inc. dismissed Arthur Andersen LLP as its auditor. The dismissal was approved by the company's audit committee of the board of directors. The reports of Arthur Andersen LLP on the company's financial statements for the last two years did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, nor were there any disagreements during the company's last two fiscal years on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused it to make a reference to the subject matter or the disagreement in connection with its report. No reportable events have occurred during the company's last two fiscal years or since the end of the last fiscal year. Arthur Andersen LLP will continue to prepare the company's tax returns for the most recently completed year.

Also on April 5, 2002, Cagle's, Inc. retained the accounting firm of Moore Stephens Frost in Little Rock, Arkansas, to complete the audit for the company's most recently completed fiscal year and also for the current year. During the company's last two fiscal years, and during the period since the end of the most recent fiscal year, the company has not consulted Moore Stephens Frost with respect to the application of accounting principles to any specific transaction, or with respect to the type of audit opinion that might be rendered on the company's financial statements, or with respect to any disagreement with prior accountants or any reportable event.

Item 5.     OTHER EVENTS.

            N/A


Item 6.     RESIGNATIONS OF REGISTRANT'S DIRECTORS.

            N/A

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

            c)  Exhibits.  The following exhibits are filed with this document.

                Exhibit 16 -Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated April 9, 2002


Item 8.     CHANGE IN FISCAL YEAR.

            N/A

Item 9.     REGULATION FD DISCLOSURE.

            N/A



SIGNATURES:
  Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                      Cagle's, Inc.
                                                      (Registrants)

                                                      /S/ Kenneth R. Barkley

Date: April 05, 2002                                  Kenneth R. Barkley
                                                      Senior Vice President
                                                      Finance/Treasurer/CFO